CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of AdvisorOne Funds and to the use of our report dated December 7, 2005 on the financial statements and financial highlights as of and for the period ended October 31, 2005 of Dunham Short-Term Bond, Dunham Corporate / Government Bond Fund, Dunham High Yield Bond Fund, Dunham Real Estate Stock Fund, Dunham Appreciation & Income Fund, Dunham International Stock Fund, Dunham Large Cap Value Fund, Dunham Small Cap Value Fund, Dunham Large Cap Growth Fund, Dunham Emerging Markets Stock Fund and Dunham Small Cap Growth Fund, each a series of shares of AdvisorOne Funds.   Such financial statements and financial highlights appear in the Dunham Funds’ 2005 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

                                                                                          Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania

February 28, 2006